EXHIBIT (14)

Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Appendix A – Form of Agreement and Plan of Reorganization”, and “Appendix B – Financial Highlights” in the Joint Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information each included in this Registration Statement (Form N-14) of Neuberger Berman Municipal Fund Inc.
We also consent to the incorporation by reference of our report dated December 23, 2022, with respect to the financial statements and financial highlights of Neuberger Berman California Municipal Fund Inc., Neuberger Berman New York Municipal Fund Inc. and Neuberger Berman Municipal Fund Inc. included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
June 1, 2023